SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-THOMAS INDUSTRIES

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                12/21/98            5,000-           18.8869
               THE GABELLI EQUITY TRUST,INC.
                                12/21/98            3,000-           18.8494
               THE GABELLI CAPITAL ASSET FUND
                                 1/07/99           17,500-           18.9351
                                12/18/98            1,000-           18.7494
                                12/18/98            1,000            18.6875
          GAMCO INVESTORS, INC.
                                 2/04/99            2,000-           19.0625
                                 2/02/99            1,825-           19.4315
                                 2/01/99            1,500-           18.5208
                                 2/01/99            3,000-           18.5208
                                 1/28/99            3,000-           19.0000
                                 1/27/99            8,287-           19.0000
                                 1/26/99            4,950-           19.2500
                                 1/25/99            6,409-           19.2500
                                 1/21/99            3,000-           18.9583
                                 1/19/99              500-           18.6250
                                 1/15/99              300-           18.5000
                                 1/14/99            3,000-           18.5208
                                 1/08/99            2,250-           18.6875
                                 1/08/99            4,500-           18.4028
                                 1/08/99            3,000-           18.5208
                                 1/07/99            2,250-           19.0000
                                 1/07/99            5,000-           18.9025
                                 1/07/99            3,500-           18.8214
                                 1/06/99            5,000-           19.0750
                                 1/06/99            1,000-           19.0000
                                 1/05/99            2,500-           19.4250
                                 1/04/99            2,000-           19.5000
                                12/24/98            1,000-           19.2500
                                12/23/98            3,000-           19.0833
                                12/18/98            1,000-           19.1250










          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.
                                              SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-THOMAS NELSON 5.75%

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY TRUST,INC.
                                 2/18/99            1,000-          100.8200
               THE GABELLI EQUITY INCOME FUND
                                 2/18/99              700-          100.8200
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 2/18/99            3,000-          100.8200
          GAMCO INVESTORS, INC.
                                 2/18/99              500-          100.8200



































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.